UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2023

RAYONT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56020	27-5159463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, 3rd Floor, Palo Alto,

California, 94301

1 (855) 801-9792

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par $0.001 per share	RAYT	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 23, 2023 in the best interests of the Company, the Board appointed Mr. Bedri Thartori, Nara Chan and Neelam Nadani Goundar as Directors of the Company.

Bedri Thartori is a graduate of Agronomy from University of Tirana, Albania. He continued his post graduate studies by obtaining a professional certificate in Training and Management, and Advanced Diploma of Marketing, Sales & Management.

He started his career in Malaysia in 2005 as a fitness instructor with Fitness Network and in less than two years he became Chief Training Officer and Personal Trainer for high end members. In 2007 he founded Impressive Fitness, a boutique fitness training centre in Kuala Lumpur Malaysia. Bedri is Chief Executive Officer and Chief Trainer managing and responsible for overall business and designing as well as implementing tailor made fitness, nutritional and wellness programs for each member of Impressive Fitness Centre. With almost 20 years of experience in the fitness and wellness industry, Bedri is sought after personal trainer of entrepreneurs, CEOs and high net worth individuals.

Since April 2021 Bedri served in the board of Quantum Capital Inc, a fintech public traded company training on OTC Markets and he resigned from the Board in October 2022.

Bedri joined Rayont Inc as Independent Director and Chairman of the Board and he is member of Audit Committee and Chair of the Nomination Committee.

Nara Chan is graduate of Mass Communication from University Science Malaysia where she obtained a Degree of Mass Communication.

She started her career as a Broadcast Journalist in 2001 with the Center for Independent Journalism. Being passionate for health and fitness, she switched careers from journalist to fitness instructor in 2003 with Fitness Network.

In Malaysia in 2005 Nara joined Kavaq Business Intelligence as Senior Sales & Marketing Executive where she got promoted to Sales & Marketing Manager. In 2007 she co-founded Impressive Fitness, a boutique fitness training centre in Kuala Lumpur Malaysia where she was responsible for member acquisition and experience as well as a Personal Trainer. During Covid -19 Nara started a fitness movement for ladies where she has recruited and coached more that 1000+ member who are active fitness, wellness and health online members.

Ms.Chan joined Rayont Inc as Independent Director and she is member of Audit Committee and Chair of the Compensation Committee.

Neelam Nadani Goundar is a graduate of Business Studies majoring in Finance from Massey University New Zealand where she obtained her Degree in Bachelor of Business Studies -Finance. Currently in the process of pursuing Certified Professional Accounting Course (CPA) in Australia and New Zeland. Neelam has more than 23 years’ professional experience starting her career with Exxon Mobil in New Zealand, New Zealand Immigration (Expat) in New Delhi, Australian High Commission (Expat) in New Delhi and the ACT Legislative Secretariat in Canberra. During 2000 and 2010 she worked in various positions namely Sales Accountant, Visa officer, Senior Visa officer and Finance officer. During the last 13 years from 2010 to present she has been serving as Accountant and Finance Manager with a number of companies in various industries such as mining, education, energy, coal export, retail, industrial products, aerospace, pharmaceutical, local government, building management, medical and roadside assistance.

Ms. Goundar joined Rayont Inc as Independent Director and she is Chair of Audit Committee and member of the Remuneration Committee.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAYONT INC.

Dated: February 24, 2023	By:	/s/ Marshini Aliya Moodley
Marshini Aliya Moodley
CEO and President

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